PRUDENTIAL REAL ESTATE SECURITIES FUND
Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ 07102






       May 21, 2003

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention: File Support Unit


                          Re: Prudential Real Estate Securities Fund
   File No. 811-08565


Ladies and Gentlemen:

       Enclosed is one (1) copy of the Annual Report on Form N-SAR for Prudential Real Estate Securities Fund for the fiscal year ended
March 31, 2003. The Form N-SAR was filed using the Edgar system.


                                            Very truly yours,



					    /s/ Jonathan D. Shain
                                                Jonathan D. Shain
                                                Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of May 2003.




Prudential Real Estate Securities Fund



Witness: /s/ Floyd L. Hoelscher		By: /s/ Jonathan D. Shain
           Floyd L. Hoelscher		Jonathan D. Shain
                                                    Secretary



T:\CLUSTER 2\N-SARS\RESF\2003\Annual cover-sig 2003.doc